          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           Bergen Brunswig Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                           Bergen Brunswig Corporation
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

    3) Filing Party:

       -------------------------------------------------------------------------

    4) Date Filed:

       -------------------------------------------------------------------------

(LOGO) BERGEN BRUNSWIG CORPORATION
--------------------------------------------------------------------------------
               4000 Metropolitan Drive, Orange, California 92668  (714) 385-4000

ROBERT E. MARTINI
Chairman of the Board and
Chief Executive Officer

December 14, 1995

Dear Shareowner:

        You are cordially invited to attend the Annual Meeting of Shareowners of Bergen Brunswig Corporation which will be held at our corporate headquarters located at 4000 Metropolitan Drive, Orange, California on Thursday, January 25, 1996, at 10:00 A.M., Pacific Time. For your convenience, a map and directions to our corporate headquarters are included on the back cover of the Proxy Statement.

        This booklet includes the Notice of the Annual Meeting of Shareowners and the Proxy Statement. The Proxy Statement describes the business to be transacted at the Annual Meeting and provides information concerning the Company that you should consider when you vote your shares. In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer shareowner questions.

        As a shareowner, your vote is important. I encourage you to execute and return your proxy card promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. You may change your vote at any time prior to, or at, the meeting.

        Thank you for your cooperation and continued support and interest in Bergen Brunswig Corporation.

                                                   Sincerely,

                                                ROBERT E. MARTINI
                                            -------------------------
                                                Robert E. Martini
                                            Chairman of the Board and
                                             Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                   TO BE HELD JANUARY 25, 1996

                   BERGEN BRUNSWIG CORPORATION
                   4000 METROPOLITAN DRIVE
                   ORANGE, CALIFORNIA 92668
                   (714) 385-4000

BERGEN             NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareowners
BRUNSWIG           of Bergen Brunswig Corporation (the "Company") will be held
CORPORATION        at the Company's headquarters located at 4000 Metropolitan
                   Drive, Orange, California on Thursday, January 25, 1996, at
                   10:00 A.M., Pacific Time, for the following purposes:

                   1. To elect four directors for a term of three years and two directors for a term of two years;

                   2. To consider and vote upon a shareowner proposal relating to the declassification of the Company's Board of Directors as described on pages 21 through 22 in the Proxy Statement;

                   3. To consider and vote upon a shareowner proposal relating to compensation of non-employee members of the Company's Board of Directors as described on pages 23 through 24 in the Proxy Statement; and

                   4. To transact such other business as may properly come
                      before the meeting and any adjournment thereof.

                   Shareowners of record at the close of business on November 30, 1995, are entitled to receive notice of and to vote at the meeting. It is important that your shares be represented at the meeting, regardless of the number you may hold.

                   All shareowners are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. Any proxy given by a shareowner may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice to the Company, in each case, to the attention of Milan A. Sawdei, Executive Vice President, Chief Legal Officer and Secretary, at the above address.

                                                    By order of the Board of
                                                           Directors,

                                                        MILAN A. SAWDEI
                                                   --------------------------
                                                        Milan A. Sawdei
                                                   Executive Vice President,
                                                    Chief Legal Officer and
                                                           Secretary
                   Orange, California
                   December 14, 1995

                   YOUR VOTE IS IMPORTANT! YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD. YOU ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY CHANGE YOUR VOTE PRIOR TO, OR AT, THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                          BERGEN BRUNSWIG CORPORATION
                            4000 Metropolitan Drive
                            Orange, California 92668

                                PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Bergen Brunswig Corporation (the "Company"), a New Jersey corporation, in the form of the accompanying proxy card for use at the Annual Meeting of Shareowners to be held on Thursday, January 25, 1996, and at any adjournments thereof. The meeting will be held at the headquarters of the Company, located at 4000 Metropolitan Drive, Orange, California. The Company intends to mail this Proxy Statement and accompanying proxy card commencing on December 14, 1995, to all shareowners entitled to vote at the meeting.

A form of proxy is enclosed for use at the meeting if a shareowner is unable to attend in person. A shareowner proxy may be revoked by filing a written notice of revocation with the Secretary of the Company at any time before the proxy is voted. All shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are exercised) will be voted FOR the election of the nominees for director and AGAINST the shareowner proposals set forth in the attached Notice of Annual Meeting and in the discretion of the proxy holder as to any other business that comes before the meeting. In the event a shareowner specifies a different choice by means of the proxy card, those shares will be voted in accordance with such shareowner's selections.

VOTING AT THE MEETING

The Board of Directors has fixed the close of business on November 30, 1995 as the record date for the determination of shareowners entitled to receive notice of and to vote at the meeting. As of that date, there were 39,855,121 shares of the Company's Class A Common Stock ("Common Stock") outstanding and entitled to vote at the meeting. The holders of outstanding shares as of the record date are entitled to one vote for each share of Common Stock on any matter voted at the meeting. Assuming a quorum is present, the six nominees receiving the largest number of votes cast by holders of Common Stock will be elected as directors, and the shareowner proposals relating to declassifying the Board of Directors and changing the compensation of non-employee directors will require a majority of the votes cast.

The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum at the meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting.

              1.   ELECTION OF DIRECTORS (Item 1 on Proxy Card)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   The Company's Restated Certificate of Incorporation provides that the Board of Directors ("Board") shall consist of not more than 15 directors nor less than 9 directors, the exact number within such limits to be fixed by the Board as provided in the By-Laws, which currently provide for 13 directors. The directors are divided into three approximately equivalent-sized classes, each class serving for a period of three years on a staggered-term basis. Accordingly, at this annual meeting there are four nominees for Class II directors, whose terms are expiring, and two nominees for Class I directors, which class is being expanded.

                   It is intended that persons named as proxies in the accompanying proxy card will vote, unless such authority is withheld, for the election of the nominees named below to serve until the expiration of their respective terms and thereafter until their successors shall have been duly elected and qualified. In the event the nominees named below refuse or are unable to serve, which is not anticipated, the persons named as proxies reserve full discretion to vote for any or all persons as then may be nominated.

                   The following sets forth information as of October 31, 1995, concerning the nominees for election to the Board and comparable information with respect to directors whose term of office will continue beyond the meeting. All of the nominees currently serve as directors of the Company.

                   -------------------------------------------------------------
                   NOMINEES FOR DIRECTORS WHOSE TERM EXPIRES JANUARY 1998
                   (CLASS I DIRECTORS)
                   -------------------------------------------------------------

                   NEIL F. DIMICK       Director since 1995.            Age 46.

                   Executive Vice President and Chief Financial Officer (since
[PHOTO]            1992) and formerly served as Vice President, Finance (1991 to
                   1992) of the Company. Prior to that, Partner, Deloitte & Touche LLP (public accounting).

                   ------------------------------------------------------------

                   DONALD R. RODEN      Director since 1995.            Age 49.

                   President and Chief Operating Officer (since 1995) of the Company. Prior to joining the Company in 1995, Mr. Roden was
[PHOTO] a healthcare industry consultant (1993 to 1995) and Chief Executive, North America (1989 to 1993) of Reed Elsevier Medical (publishing).

                   -------------------------------------------------------------
                   NOMINEES FOR DIRECTORS WHOSE TERM EXPIRES JANUARY 1999
                   (CLASS II DIRECTORS)
                   -------------------------------------------------------------

                   JOSE E. BLANCO, SR.       Director since 1992.       Age 69.

                   Chairman of the Board (since 1987) of J.M. Blanco, Inc.
[PHOTO] (wholesale pharmaceutical distribution). Mr. Blanco is Vice Chairman of the Company's Audit Committee and a member of the Investment/Retirement Plan Committee.

                   -------------------------------------------------------------

                   CHARLES J. LEE            Director since 1972.       Age 70.

                   Former Managing Director, Smith Barney Inc. (investment banking). Former Executive Vice President and Chief Financial
[PHOTO]            Officer (1987 to 1989), Mattel, Inc. (toy manufacturer). Mr.
                   Lee is a member of the Company's Executive, Financing and Nominating Committees.

                   -------------------------------------------------------------

                   GEORGE R. LIDDLE          Director since 1969.       Age 68.

                   Investment Adviser. Former Vice President, Kidder, Peabody &
[PHOTO] Co., Inc. (stockbrokers), retired. Mr. Liddle is Vice Chairman of the Company's Investment/Retirement Plan Committee and a member of the Financing Committee.

                   -------------------------------------------------------------

                   GEORGE E. REINHARDT, JR.  Director since 1985.       Age 66.

                   Formerly served as consultant (1992 to 1995), Senior Vice President (1991), Chief Financial Officer (1976 to 1991) and
[PHOTO]            Vice President, Finance (1981 to 1991) of the Company. Mr.
                   Reinhardt is a member of the Company's Executive, Financing and Nominating Committees.

                   -------------------------------------------------------------

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

                   -------------------------------------------------------------

                   -------------------------------------------------------------
                   DIRECTORS WHOSE TERM EXPIRES JANUARY 1997 (CLASS III
                   DIRECTORS)
                   -------------------------------------------------------------

                   RODNEY H. BRADY            Director since 1973.      Age 62.

                   President and Chief Executive Officer, Bonneville International Corporation (broadcast communications). Mr.
[PHOTO] Brady is a director of Deseret Mutual Insurance Company, First Security Corporation and Smith's Food & Drug, Inc. Mr. Brady is a member of the Company's Executive, Financing and Nominating Committees.

                   -------------------------------------------------------------

                   CHARLES C. EDWARDS, M.D.  Director since 1985.       Age 72.

                   Former President (1993-1994) of California Healthcare Institute (nonprofit association). Former President and Chief Executive Officer, ScrippsHealth and Scripps Institutions of Medicine and Science (health care) (1991-1993). Former
[PHOTO] President and Chief Executive Officer, Scripps Clinic and Research Foundation (health care) (1977-1991). Dr. Edwards is a director of Molecular Biosystems, Inc., Northern Trust Bank and IDEC Pharmaceutical Company. Dr. Edwards is Chairman of the Company's Compensation/Stock Option Committee and a member of the Audit Committee.

                   -------------------------------------------------------------

                   JAMES R. MELLOR          Director since 1979.        Age 65.

                   Chairman of the Board and Chief Executive Officer (since
                   1993), former President and Chief Operating Officer (1991-1993) and Executive Vice President (1986-1990), General
[PHOTO]            Dynamics Corporation (diversified defense and aerospace). Mr.
                   Mellor is a director of Kerr Group, Inc., General Dynamics Corporation and Computer Sciences Corporation. Mr. Mellor is the Chairman of the Company's Audit Committee and a member of the Compensation/Stock Option Committee.

                   -------------------------------------------------------------

                   FRANCIS G. RODGERS      Director since 1982.         Age 69.

                   Author and Lecturer. Former Vice President, Marketing, IBM (information processing systems), retired. Mr. Rodgers is a director of Dialogic Corporation, Mercantile Stores, Inc. and
[PHOTO] Milliken and Company. Mr. Rodgers is Chairman of the Company's Investment/Retirement Plan Committee and Vice Chairman of the Compensation/Stock Option Committee.

                   -------------------------------------------------------------
                   DIRECTORS WHOSE TERM EXPIRES JANUARY 1998
                   (CLASS I DIRECTORS)
                   -------------------------------------------------------------

                   ROBERT E. MARTINI        Director since 1962.        Age 63.

                   Chairman of the Board (since 1992) and Chief Executive
[PHOTO] Officer (since 1990) of the Company and formerly served as its President (1981 to 1992). Mr. Martini is Chairman of the Company's Executive, Financing and Nominating Committees.

                   -------------------------------------------------------------

                   JOHN CALASIBETTA         Director since 1962.        Age 90.

[PHOTO]            Senior Vice President of the Company.

                   -------------------------------------------------------------

                   DWIGHT A. STEFFENSEN     Director since 1985.        Age 52.

                   Formerly served as President (1992 to 1995), Chief Operating Officer (1990 to 1995) and Executive Vice President (1985 to
[PHOTO] 1992) of the Company. Mr. Steffensen is a director of Merisel, Inc. and during fiscal 1995 was a member of the Company's Executive, Financing and Nominating Committees.

                   -------------------------------------------------------------

                   MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

                   The Board holds regular quarterly meetings and meets on other occasions when required by special circumstances. In addition to meeting as a group to review Company business, all directors also devote their time and talents to the Board's six principal standing Committees. The Committees, their membership and primary functions, are as follows:

                   The Executive Committee, unless provided otherwise by law, exercises all of the authority of the Board of Directors when the Board is not in session. The current members of this Committee are Robert E. Martini, Chairman, Rodney H. Brady, Charles J. Lee, George E. Reinhardt, Jr. and Donald R. Roden.

                   The Audit Committee reviews significant audit and accounting policies and practices, meets with the Company's independent auditors and reviews the performance of the internal auditing functions. The current members of this Committee are James R. Mellor, Chairman, Jose E. Blanco, Sr., Vice Chairman and Dr. Charles C. Edwards.

                   The Compensation/Stock Option Committee has the responsibility for recommending to the Board the compensation, bonus plans and stock options for the Company's officers who are directors and for approving stock options and bonuses for employees which are recommended by management. This Committee also recommends to the Board the annual and meeting fees for non-employee directors. The current members of this Committee are Dr. Charles C. Edwards, Chairman, Francis G. Rodgers, Vice Chairman and James R. Mellor.

                   The Investment/Retirement Plan Committee has the responsibility of reviewing and making investment decisions relating to the retirement plans of the Company, as well as overseeing and approving changes to those plans. The current members of this Committee are Francis G. Rodgers, Chairman, George R. Liddle, Vice Chairman and Jose E. Blanco, Sr.

                   The Nominating Committee has the responsibility to recommend to the Board persons to fill vacancies on the Board of Directors. The current members of this Committee are Robert
                   E. Martini, Chairman, Rodney H. Brady, Charles J. Lee, George
                   E. Reinhardt, Jr. and Donald R. Roden.

                   The Financing Committee reviews the asset and liability structure of the Company and considers its funding and capital needs. It receives reports on the progress of investment activities and reviews strategies that have been developed to meet changing economic and market conditions. The current members of this Committee are Robert E. Martini, Chairman, Rodney H. Brady, Charles J. Lee, George R. Liddle, George E. Reinhardt, Jr. and Donald R. Roden.

                   During fiscal 1995, there were eight meetings of the Board, six meetings of the Executive Committee, three meetings of the Compensation/Stock Option Committee, five meetings of the Audit Committee, three meetings of the Investment/Retirement Plan Committee, one meeting for the Nominating Committee and five meetings of the Financing Committee. All directors attended more than 75% of the aggregate of (a) the total number of meetings of the Board, and (b) the total number of meetings held by all Committees of the Board on which they served as members.

                   -------------------------------------------------------------

                   DIRECTOR COMPENSATION

                   Employee directors of the Company are not paid any fees, as such, for service on the Board or on any Board Committee. Each non-employee director received for fiscal 1995 an annual fee of $30,000 for Board service and an attendance fee of $2,000 for each Board meeting attended in person or $600 for each such meeting participated in by telephone. For Committee meetings, non-employee directors received $1,000 for each Committee meeting attended in person or $600 for each such meeting participated in by telephone. The Chairman of each Committee who is a non-employee director received a fee of $1,500 for each Committee meeting attended in person or $900 for each telephone meeting of the Committee in which he participated. Non-employee directors are also reimbursed for all expenses incident to their Board service. Each non-employee director who serves less than six months in a fiscal year receives 50% of the annual fee, and if he serves six months or more in a fiscal year, receives 100% of the prevailing annual fee. Under the Company's Deferred Compensation Plan, a non-employee director of the Company may elect to defer up to 100% of these fees or any fixed amount not less than $2,500 of such fees.

                   The Company has a nonqualified Capital Accumulation Plan for its non-employee directors. The maximum benefit available to these directors is $150,000, payable upon retirement in 120 equal consecutive monthly installments. If the non-employee director has served for less than ten years, his benefit upon retirement will be based upon 10% of the maximum benefit for each year of Board service with a minimum of three years of service required for inclusion in the plan. If a director dies before the normal retirement age of 70 and his termination from Board service, his beneficiary will receive an amount equal to 100% of the amount the Company would have paid the director had normal retirement age been attained.

                   Each non-employee director is automatically entitled to an option grant of 3,000 shares of Common Stock under the Company's Amended and Restated 1989 Stock Incentive Plan upon his initial election or appointment to the Board, and is thereafter entitled to an annual grant of 2,000 shares ("Annual Grant") only if the Company attains a ten percent or greater return on common equity in the preceding fiscal year. During fiscal 1995, each non-employee director received an Annual Grant of 2,000 shares.

                   George E. Reinhardt, Jr. served as a consultant to the Company under a three-year consulting agreement entered into in December 1991 and which expired in fiscal 1995. The agreement provided for an annual fee of $100,000, which was fully paid in a lump sum amount during fiscal 1992.

                   -------------------------------------------------------------

                   BENEFICIAL OWNERSHIP OF SECURITIES

PRINCIPAL          The following table lists the beneficial ownership of each
SHAREOWNERS        person or group who owned, to the Company's knowledge, more than five percent of its outstanding voting securities, as of October 31, 1995.


                   -----------------------------------------------------------------------------------

                                NAME AND                                   AMOUNT AND
                               ADDRESS OF                                   NATURE OF      PERCENT OF
                               BENEFICIAL                  TITLE OF        BENEFICIAL      OUTSTANDING
                                 OWNER                       CLASS          OWNERSHIP        SHARES
                   -----------------------------------------------------------------------------------
                   FMR Corp.(1)                          Common Stock      2,280,090(1)        5.73
                   (including subsidiaries)
                   82 Devonshire Street
                   Boston, MA 02109

                   Robert E. Martini(2)                  Common Stock      2,244,852(3)        5.63
                   4000 Metropolitan Drive
                   Orange, California 92668

                   -----------------------------------------------------------------------------------

                   (1) This information was provided by FMR Corp. ("FMR"), in its capacities as serving as an investment advisor to various registered investment companies and other funds as well as serving as trustee or managing agent for various private investment accounts. According to FMR, as of October 31, 1995, FMR had sole voting power over 707,115 shares and sole dispositive power over 2,280,090 shares.

                   (2) Information as to beneficial ownership has been furnished to the Company by Robert E. Martini as of October 31, 1995. Except as indicated otherwise by the following notes, shares shown beneficially owned are those to which Mr. Martini may have sole voting and dispositive power.

                   (3) Includes 76,969 shares which, as of October 31, 1995, may be acquired within sixty days pursuant to the exercise of stock options and 29,925 shares beneficially owned by Mr. Martini for which he does not have voting and dispositive power.

                   -------------------------------------------------------------

VOTING SECURITIES  The following table sets forth certain information
OWNED BY           regarding the ownership of the Company's Common Stock as of
DIRECTORS AND      October 31, 1995, by: (a) each director and nominee; (b) the
EXECUTIVE          chief executive officer and the four most highly compensated
OFFICERS           executive officers named in the Summary Compensation Table
                   (See "Compensation of Executive Officers"); and, (c) all
                   directors and executive officers as a group:


                         --------------------------------------------------------------------------------------

                                                                           AGGREGATE NUMBER
                                                                               OF SHARES             PERCENT
                                                                             BENEFICIALLY        OF OUTSTANDING
                                                                              OWNED(1)(2)             SHARES
                          -------------------------------------------------------------------------------------
                          Jose E. Blanco, Sr.                                      4,550               *
                          Rodney H. Brady(3)                                      41,255               *
                          John Calasibetta                                       190,910               *
                          Neil F. Dimick                                          17,692               *
                          Dr. Charles C. Edwards                                   8,878               *
                          Charles J. Lee                                          12,350               *
                          George R. Liddle(4)                                     29,068               *
                          Robert E. Martini(5)                                 2,244,852             5.63
                          James R. Mellor                                         11,199               *
                          George E. Reinhardt, Jr.                                88,479               *
                          Donald R. Roden                                         10,000               *
                          Francis G. Rodgers                                      11,071               *
                          Milan A. Sawdei(6)                                      24,551               *
                          Denny W. Steele                                         15,094               *
                          Dwight A. Steffensen(7)                                118,655               *
                          All directors and executive officers as a group
                            including those above (17 persons)                 2,860,951            7.18
                         --------------------------------------------------------------------------------------

                   * Denotes ownership of less than 1% of the outstanding shares of Common Stock.

                   (1) Information as to beneficial ownership by the directors and executive officers named above has been furnished to the Company by such individuals. Except as indicated otherwise in the footnotes, shares shown as beneficially owned are those to which the individual has sole voting and dispositive power. Such shares, where applicable, may be subject to community property laws and related statutes under which a spouse may be entitled to share in the management of the community property, which may include the right to vote or dispose of the shares.

                   (2) Reflects the number of shares that could be purchased by exercise of options exercisable as of October 31, 1995, or within 60 days thereafter under the Company's stock option or stock incentive plans, as follows: Jose E. Blanco, Sr. - 4,550 shares; Rodney H. Brady - 7,701 shares; Neil F. Dimick - 13,492 shares; Dr. Charles C. Edwards - 6,388 shares; Charles J. Lee - 7,701 shares; George R. Liddle - 4,551 shares; Robert E. Martini - 76,969 shares; James R. Mellor - 7,701 shares; George E. Reinhardt, Jr. - 4,550 shares; Francis G. Rodgers - 7,701 shares; Milan A.
                   Sawdei - 23,921 shares; Denny W. Steele - 15,094 shares; Dwight A. Steffensen - 47,841 shares; and all directors and executive officers as a group, including those above (17 persons) - 259,188 shares.

                   (3) Includes 1,850 shares held by two sons living at home and 31,704 shares held in trust by Mr. Brady as trustee for his own benefit.

                   (4) Includes 23,775 shares held by Mr. Liddle as co-trustee for the benefit of him and his wife.

                   (5) Includes 29,925 shares beneficially owned by Mr. Martini for which he does not have voting and dispositive power.

                   (6) Includes 630 shares held by Mr. Sawdei as trustee for his son.

                   (7) Mr. Steffensen's resignation as an executive officer of the Company was effective as of October 15, 1995.

                   -------------------------------------------------------------

COMPLIANCE WITH    Section 16(a) of the Securities Exchange Act of 1934
SECTION 16(A)      ("Exchange Act") requires the Company's directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Directors, officers and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section
                   16(a) forms they file.

                   Based solely upon a review of the copies of the forms furnished to the Company and written representations from the Company's directors and officers, the Company believes that during the 1995 fiscal year all filing requirements applicable to its directors and officers were satisfied, except that Mr. Calasibetta inadvertently filed a Form 4 Statement of Changes in Beneficial Ownership for the month of June, 1995, reflecting a disposition of shares of the Company's Common Stock after the applicable filing period.

                   -------------------------------------------------------------

                   COMPENSATION OF EXECUTIVE OFFICERS

                   The following table sets forth information for the fiscal years ended September 30, 1995, September 30, 1994, and August 31, 1993, respectively, with respect to certain compensation awarded or paid to the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "Named Executive Officers"):

                                    SUMMARY COMPENSATION TABLE

                   -------------------------------------------------------------------------------------------------

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                           ------------
                                                            ANNUAL COMPENSATION               AWARDS
                                                     ---------------------------------     ------------
                                                                               OTHER        SECURITIES
                                                                              ANNUAL        UNDERLYING     ALL OTHER
                                                                              COMPEN-        OPTIONS/       COMPEN-
                         NAME AND                    SALARY       BONUS       SATION           SARS        SATION(2)
                    PRINCIPAL POSITION   YEAR(1)       ($)         ($)          ($)            (#)            ($)
                    ------------------------------------------------------------------------------------------------
                    Robert E. Martini      1995      553,269     428,000      168,229(3)      15,750        36,774(4)
                    Chairman and Chief     1994      534,808     350,000      117,356(3)      10,000        34,278(4)
                    Executive Officer      1993      559,154     200,000      111,373(3)      79,364        28,275(4)

                    Dwight A.
                     Steffensen            1995      422,885     328,000       53,790(5)      10,500         5,000
                    President and Chief    1994      399,808     300,000       48,228(5)      20,000         2,520
                    Operating Officer      1993      412,077     150,000       46,847(5)      20,804         1,321

                    Neil F. Dimick         1995      256,731     200,000       35,049(6)       5,250         4,500
                    Executive Vice
                     President,            1994      233,654     175,000       30,604(6)      20,000         2,520
                    Chief Financial
                     Officer               1993      240,654     100,000       34,560(6)       8,000           709

                    Denny W. Steele        1995      184,809     120,000       29,464(7)      10,250         5,000
                    Executive Vice
                     President,            1994      165,354     100,000       29,323(7)      15,750         2,520
                    Chief Information
                     Officer               1993      172,395      40,000       30,622(7)       5,000           862

                    Milan A. Sawdei        1995      180,000     105,000       33,457(8)       5,250         4,500
                    Executive Vice
                     President,            1994      165,478     100,000       34,855(8)      15,000         2,520
                    Chief Legal Officer
                     and Secretary         1993      171,385      40,000       26,187(8)       5,000           943
                    ------------------------------------------------------------------------------------------------

                   (1) The Company changed its fiscal year-end from August 31 to September 30 during fiscal 1994. Therefore, all amounts attributed to fiscal year 1993 are for the twelve months ended August 31, 1993.

                   (2) Reflects Company contributions under the Company's Pre-Tax Investment Retirement Account Plus Plan, unless otherwise indicated in the following notes.

                   (3) Includes $63,000, $68,250 and $92,120 of imputed
                   compensation reflecting the difference between the average market interest rate for the Company and the interest-free loan to Mr. Martini described on page 20 during fiscal years 1993, 1994 and 1995, respectively.

                   (4) Includes $26,954, $31,198 and $31,774 of allocated
                   premiums paid by the Company to a split-dollar life insurance plan on Mr. Martini during fiscal years 1993, 1994 and 1995, respectively.

                   (5) Includes $19,887, $21,897 and $31,666 of imputed
                   compensation reflecting the difference between the average market interest rate for the Company and the interest-free loan to Mr. Steffensen described on page 20 for fiscal years 1993, 1994 and 1995, respectively.

                   (6) Includes $9,844, $12,174 and $18,506 of imputed
                   compensation reflecting the difference between the average market interest rate for the Company and the interest-free loan to Mr. Dimick described on page 20 for fiscal years 1993, 1994 and 1995, respectively.

                   (7) Includes $8,058, $9,100 and $13,160 of imputed
                   compensation reflecting the difference between the average market interest rate for the Company and the interest-free loan to Mr. Steele described on page 20 for fiscal years 1993, 1994 and 1995, respectively.

                   (8) Includes $8,058, $9,100 and $13,160 of imputed
                   compensation reflecting the difference between the average market interest rate for the Company and the interest-free loan to Mr. Sawdei described on page 20 for fiscal years 1993, 1994 and 1995, respectively.

                   -------------------------------------------------------------

                   EMPLOYMENT AND SEVERANCE AGREEMENTS

                   In May 1994, the Board authorized the Company to enter into written employment agreements (the "Employment Agreements") and severance agreements (the "Severance Agreements") with Mr. Martini (as Chairman and Chief Executive Officer), Mr. Steffensen (then President and Chief Operating Officer), Mr. Dimick (as Executive Vice President, Chief Financial Officer), Mr. Sawdei (as Executive Vice President, Chief Legal Officer and Secretary) and Mr. Steele (as Executive Vice President, Chief Information Officer); and, in October 1995, with Mr. Roden (as President and Chief Operating Officer). As previously indicated, Mr. Steffensen is no longer an executive officer of the Company, and his status under the Employment Agreement is in the process of being negotiated.

                   Each of the Employment Agreements is for a term of three years. The Employment Agreements automatically extend on a monthly basis so that the outstanding term is always three years, subject to the option of either party to terminate the automatic extension provision at any time. Pursuant to each Employment Agreement, each Named Executive Officer is to receive his then-effective annual base compensation, a bonus that shall be equal to that paid to other executive officers at the same level, but in any event no less than fifty percent of the average of the Named Executive Officer's previous three annual bonuses, and other benefits and allowances. In the event of death or disability, each Named Executive Officer or their beneficiary, as the case may be, will receive the compensation provided for under his Employment Agreement for the term of the Agreement, calculated as if notice to terminate had been given 30 days prior to such event.

                   Pursuant to the Employment Agreements, the Company will indemnify each Named Executive Officer with respect to any actions, claims or settlements arising out of the performance of his duties, including the payment of all reasonable attorneys' fees and necessary costs and expenses. In addition, the Company will pay as incurred all reasonable attorneys' fees and necessary costs and disbursements incurred by the Named Executive Officer in connection with any dispute under the Employment Agreement, whether or not the Named Executive Officer prevails.

                   Pursuant to the Employment Agreements, a Named Executive Officer's employment may be terminated without a claim for damages arising against the Company (1) upon notice by the Named Executive Officer, except for "good reason" discussed below; (2) by mutual agreement between the Named Executive Officer and the Company; or (3) by the Company for cause. If the Employment Agreement is terminated by the Company for any other reason, or if the Named Executive Officer terminates the Employment Agreement for good reason (including, but not limited to, an adverse change in such officer's position from his position at the time he entered into the Employment Agreement), he will be entitled to damages equal to the present value equivalent of the compensation he would have been paid under the Employment Agreement for the next three years, less his earned income from other employment, if any.

                   The Severance Agreements with the Named Executive Officers provide for payment of cash and other benefits in the event of a voluntary or involuntary termination of employment within three years following a Change in Control (as hereinafter defined) of the Company. Payment under the Severance Agreements would consist of 2.99 times the average annual W-2 compensation paid by the Company for the most recent five taxable years of the Named Executive Officer ending before the date of the Change in Control if, following a Change of Control, such Named Executive Officer is terminated without cause, such Named Executive Officer terminates for any reason within 180 days after a Change in Control, or if such Named Executive Officer terminates for good reason (including, but not limited to, an adverse change in such officer's position from his position at the time of the Change in Control). The Severance Agreement continues until three years and one day after a Change in Control or until the Named Executive Officer receives the severance payment under the Agreement.

                   Under the Severance Agreement, a Change in Control with respect to the Company is deemed to occur 90 days prior to
                   (i) the acquisition by any person, entity or group, within the meaning of Section 13(d) and 14(d) of the Exchange Act (excluding for this purpose, (A) the Company or (B) any employee benefit plan of the Company which acquires beneficial ownership of voting securities of the Company) of 50% or more of beneficial ownership (within Rule 13d-3 promulgated under the Exchange Act) of the combined voting power of the Company's then outstanding securities; (ii) any rolling period of two consecutive years in which individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new director whose election or nomination for election was approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors; provided, however, no director shall be considered to have been so approved if such director initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies or consent by or on behalf of any person other than the Board of Directors, including as a result of any agreement intended to avoid or settle any such election contest or proxy contest; (iii) the approval by the Company's shareowners of a dissolution or liquidation of the Company;
                   (iv) the sale (or similar transaction) of substantially all of the Company's operating assets; or (v) a merger or consolidation, or a transaction having a similar effect, where (A) the Company is not the survivor, (B) the majority of the Common Stock of the Company is no longer held by the holders of Common Stock of the Company immediately prior to the transaction, or (C) the Company's Common Stock is converted into cash, securities or other property.

                   If any payment or acceleration of benefits extended from the Company to any Named Executive Officer upon a Change in Control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended ("Code"), then the Named Executive Officer shall be entitled to receive an additional "gross-up bonus" in an amount necessary to provide the Named Executive Officer with sufficient after-income tax funds to fully pay all such excise taxes on both the payment and the gross-up bonus.

                   Pursuant to the Severance Agreement, the Company will pay as incurred all reasonable attorneys' fees and necessary costs and disbursements incurred by the Named Executive Officer in connection with any dispute under the Severance Agreement, whether or not the Named Executive Officer prevails.

                   In addition to the above arrangements, the Company has an unfunded, non-qualified Retired Officers Medical Plan available to certain executive officers of the Company and their spouses, including executive officers now retired from the Company. The plan provides for payment of the covered individual's medical, dental, vision and prescription expenses at a level commensurate with the Company's medical benefit plans that are in effect upon the executive officer's retirement (as defined in the plan documents), but limited to the difference between benefits received or potentially available from other insurance sources (including governmental programs), if any, and the total expense actually incurred. The duration of the benefit is for the lifetime of the executive officer and the executive officer's spouse if such officer is married. Upon a change of control (as defined in the plan documents), the Company would be required to pre-fund the plan in an amount necessary to provide future benefits to the covered individuals eligible to receive benefits under the plan. Based upon the various eligibility criteria under the plan, three of the Named Executive Officers (Messrs. Martini, Steffensen and Sawdei) would be eligible to receive benefits upon their retirement from the Company.

                   -------------------------------------------------------------

                   STOCK OPTION GRANTS AND EXERCISES

                   The following tables provide information with respect to stock options granted to and held by the Named Executive
                   Officers:

                                 OPTION GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS
                                                                ------------------
                                                                    % OF TOTAL
                                                  SECURITIES       OPTIONS/SARS
                                                  UNDERLYING        GRANTED TO
                                                 OPTIONS/SARS      EMPLOYEES IN                                     GRANT DATE
                                                   GRANTED         FISCAL YEAR       EXERCISE PRICE    EXPIRATION     PRESENT
                                   NAME             (#)(2)             1995             ($/SHARE)         DATE      VALUE ($)(1)
                           ------------------------------------------------------------------------------------------------------
                           Robert E. Martini        15,750              5.3              $ 15.00        10/19/04      $92,925
                           Dwight A. Steffensen     10,500              3.5                15.00        10/19/04       61,950
                           Neil F. Dimick            5,250              1.8                15.00        10/19/04       30,975
                           Milan A. Sawdei           5,250              1.8                15.00        10/19/04       30,975
                           Denny W. Steele           5,250(3)           1.8                15.00        10/19/04       30,975
                                                     5,000(3)           1.7                21.62         7/26/05       38,800(4)
                           -----------------------------------------------------------------------------------------------------

                   (1) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 8.00%, an option term of ten years, a dividend yield of 2.34%, a stock volatility of .301 and a forfeiture risk of 3% for each of the four years of vesting, unless otherwise noted.

                   (2) All shares granted as nonstatutory stock options at 100% of fair market value on the date of grant, unless otherwise noted.

                   (3) Five thousand two hundred fifty shares granted as nonstatutory stock options and 5,000 shares granted as incentive stock options. Both granted at 100% of fair market value on date of grant. The two options vest, respectively, 25% one year after the date of grant and then 25% per year thereafter.

                   (4) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.00%, an option term of ten years, a dividend yield of 2.37%, a stock volatility of .318 and a forfeiture risk of 3% for each of the four years of vesting.

                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                               AND FISCAL YEAR-END OPTION/SAR VALUES



                                                                  NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS/
                               SHARES                          OPTIONS/SARS AT FY END (#)            SARS AT FY END ($)
                            ACQUIRED ON         VALUE         -----------------------------     -----------------------------
           NAME             EXERCISE (#)     REALIZED ($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
   --------------------------------------------------------------------------------------------------------------------------
   Robert E. Martini              0                0             42,783           77,300         $  62,712         $227,429
   Dwight A. Steffensen           0                0             33,413           43,557            84,227          185,251
   Neil F. Dimick                 0                0              7,560           27,090            13,230          142,658
   Milan A. Sawdei                0                0             19,196           21,788           135,044          107,004
   Denny W. Steele                0                0             10,369           26,788            28,516          107,004
   --------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   PENSION TABLE

RETIREMENT         The following table shows the estimated annual benefits
BENEFITS           payable under the Company's non-qualified Supplemental
                   Executive Retirement Plan ("SERP") at age 62 to persons in specified compensation and years-of-service classifications, based on a joint and 75 percent survivor annuity form of retirement income. The table also includes benefits payable under the Company's Capital Accumulation Plan ("CAP") for executives who participate in the CAP, which was the SERP's predecessor plan and which was frozen to new employee participants on October 7, 1987.


                           --------------------------------------------------------------------------------

                                  AVERAGE ANNUAL
                                   COMPENSATION               ESTIMATED ANNUAL RETIREMENT BENEFITS FOR
                             DURING HIGHEST THREE OF            YEARS OF CREDITED SERVICE SHOWN BELOW
                                FINAL FIVE YEARS           -----------------------------------------------
                                BEFORE RETIREMENT             10           20           30           40
                           -------------------------------------------------------------------------------
                                  $ 200,000                $ 78,700     $132,000     $132,000     $132,000
                                    400,000                 181,800      288,500      288,500      288,500
                                    600,000                 284,900      444,900      444,900      444,900
                                    800,000                 388,800      602,100      602,100      602,100
                                  1,000,000                 495,500      762,100      762,100      762,100
                           -------------------------------------------------------------------------------

                   As of September 30, 1995, full years of actual credited service in these plans are Mr. Martini -- 39 years; Mr. Steffensen -- 10 years; Mr. Dimick -- 4 years; Mr. Sawdei -- 12 years; and, Mr. Steele -- 5 years.

                   Compensation for a particular year as used for the calculation of retirement benefits under SERP includes base salary received during the year (including salary deferred under a salary deferral plan) and excludes all other compensation. Benefits are reduced by the following amounts:
                   (1) the participant's primary insurance amount payable under the Social Security Act at retirement age; (2) the participant's benefit under the CAP; (3) an annuitized amount based upon an assumed level of participation in the Company's Pre-Tax Investment Retirement Account Plus Plan; and, (4) any amounts owed by a participant to the Company (except to the extent that such amount owed is under a program that expressly provides that there will not be an offset). Benefits are payable under the SERP in the form of a joint and survivor annuity, consisting of periodic payments to each participant or a lump sum distribution to a participant's beneficiary should a participant die before attaining normal retirement age. In the alternative, a participant may elect to receive his or her benefit in a lump sum. A $5,000 funeral benefit is available to a participant's estate, offset by any funeral benefit paid under the CAP Plan. Because participants may be required to pay income and payroll taxes based upon payments made by the Company under SERP, the Company will pay affected participants an additional amount that the Company estimates will be equal to such tax liability. Generally, the CAP benefit is a monthly retirement benefit paid over a specified number of months that, at the election of a participant, may be paid in a lump sum. Upon a change of control (as defined in the CAP and SERP), certain senior executive officers' benefits payable under the SERP would be accelerated such that their credited years of service in these plans would be as if they had attained the normal retirement age. In addition, a master trust for certain executive officer deferral plans has been established to preserve these and certain other executive benefits.

                   -------------------------------------------------------------

                   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

REPORT OF THE      Notwithstanding anything to the contrary set forth in any of
COMPENSATION/      the Company's previous filings under the Securities Act of
STOCK OPTION       1933, as amended, or the Exchange Act that might incorporate
COMMITTEE          future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 19 shall not be incorporated by reference into any such filings.

                   The Company applies a consistent philosophy toward the compensation for its executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward its stated mission. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of its customers, shareowners and employees.

                   The Compensation/Stock Option Committee ("Committee") is currently comprised of three (3) non-employee directors.

                   COMPENSATION PHILOSOPHY

                   The goals of the compensation program are to (1) align individual contributions with business objectives and performance; (2) enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company; and, (3) motivate those executives to advance shareowner interest. The Company's compensation program for executive officers is based on the following two policies of the Company:

                   - The Company pays based on Company and individual
                     performance.

                     Executive Officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as increase in net earnings, return on equity, sales growth and improvements in the Company's customer and employee satisfaction index. Individual performance is evaluated by reviewing individual efforts and accomplishments, the implementation of new programs and services, organizational and management development progress against personal and functional area objectives and the degree to which teamwork and Company values are fostered.

                   - The Company provides a total compensation package which is competitive.

                     The Company regularly compares its pay practices for its executive officers with those of other leading companies and sets, in part, its pay parameters based on this review. The Company strives to set the compensation paid to an individual based upon comparisons to other executives inside the Company and at comparable organizations. The Company believes that the Company's most direct competitors for executive talent are not necessarily all the companies that would be included in the peer group established to compare shareowner returns. Consideration is given to annual national surveys and each executive's talent and experience. Thus, the groups used for evaluation of competitive compensation are not the same as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

                   COMPENSATION VEHICLES

                   The Company has a simple total compensation program that consists of cash- and equity-based compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to enhance shareowner values, provide efficient service to customers, foster Company values and teamwork, and adequately reward employees. These vehicles are:

                   - Cash-Based Compensation.

                     Cash-based compensation represents a combination of base salary and annual incentive based bonus. Salary levels are determined based on a review of competitive data and internal pay levels for various positions. Base salary levels are typically at the midpoint in the wholesale pharmaceutical industry but below the median in comparable size companies.

                     The annual incentive based bonus is measured against the achievement of financial criteria established by senior management and the Board each year as well as qualitative improvements in customer satisfaction, employee satisfaction and individual performance. The financial measures for the 1995 fiscal year were based upon a comparison of actual performance with goals established near the beginning of the year with respect to increase in net earnings, return on equity, sales growth and, for some executive officers, earnings as a percentage of sales, profit plan achievement and meeting objectives relative to corporate priorities for the fiscal year. The Chief Executive Officer, Chief Operating Officer and Chief Financial Officer may earn a maximum of 100% of base salary, and other executive officers may qualify for a maximum award of between 50% to 75% of base salary. In practice, salary and bonus combined have typically placed the Company at the midpoint in the wholesale pharmaceutical industry, but below the median for comparable size companies.

                   - Equity-Based Compensation.

                     The purpose of the Stock Option Program is to provide longer term incentives to employees to work to maximize shareowner value. This program also utilizes vesting periods designed to encourage key employees to continue in the employ of the Company. The Committee, based on recommendations of compensation consultants, management and historical practices, grants stock options to a broad-based management population representing approximately seven percent of the total employee pool.

                   CEO COMPENSATION

                   Actions recommended by the Committee (and approved by the Board) specific to the Chief Executive Officer relative to fiscal 1995 were as follows:

                   - Salary adjustment, Grant of Bonus and Stock Option in
                     fiscal 1996 based upon services rendered in fiscal year
                     1995.

                     Mr. Martini was granted a 4.7% salary increase which brought his base pay to $560,000 per annum. This adjustment was made in large part because of the increase in revenues and operating earnings for the year ended September 30, 1995, and recent increases in the Company's operating margin percentage.

                     Mr. Martini was evaluated by the Committee against several criteria that form the Company's bonus plan. The Company's bonus plan is comprised of both objective and subjective elements. Those objective criteria include an evaluation related to meeting the annual corporate objectives, increases in net earnings, return on equity, sales growth earnings as a percentage of sales and profit plan achievement. These criteria allow Mr. Martini to earn up to 15%, 20%, 20%, 15% and 15%, respectively, of his base salary. A discretionary award of up to 50% of Mr. Martini's base salary may be earned if the Committee determines that he has met other non-financial and numeric-based management objectives, but such discretionary award combined with the award for the objective criteria may not exceed 100%, in the aggregate, of base salary. For fiscal 1995, however, Mr. Martini did not receive a discretionary award. Based upon an evaluation of the potential award amount for each of the objective criteria under the Bonus Plan compared to the level of achievement attained by Mr. Martini in meeting each such criterion, the Committee awarded Mr. Martini the sum of $428,000.

                     Mr. Martini also participated in the Company's equity-based compensation program. Options granted in fiscal 1995 are shown under the caption "Option Grants in Last Fiscal Year," and an additional option for 25,000 shares was granted in November 1995. In considering the grant of options to Mr. Martini, the Committee took into consideration those items discussed above.

                   The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareowner returns. Thus, the groups used for evaluation of competitive compensation are not the same as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

                   Committee Policy Regarding Compliance with Section 162(m) of the Code:

                   The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the law, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1,000,000 in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be made from a plan that is administered by a committee of outside directors and be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by shareowners, and the Committee must certify that the performance goals were achieved before payments can be awarded.

                   The Committee will continue to consider and evaluate all the Company's compensation programs in light of the OBRA legislation and related regulations. However, the Company may pay compensation which is not deductible in certain circumstances if sound business judgment so requires.

                   In order to qualify the Company's Amended and Restated 1989 Stock Incentive Plan as "performance-based," the Company amended this Plan in fiscal 1995 after receiving shareowner approval at last year's annual meeting. The amendment establishes a maximum annual grant of option shares to an employee under this Plan.

                   Compensation/Stock Option Committee of the Board of Directors

                                 Dr. Charles C. Edwards, Chairman
                                 Francis G. Rodgers, Vice Chairman
                                          James R. Mellor

                   -------------------------------------------------------------

                   PERFORMANCE GRAPH

                   The following graph compares the cumulative total shareowner return (stock price appreciation plus dividends) for the five years ending September 30, 1995, on the Company's Common Stock with the cumulative return of the New York Stock Exchange Index and the stocks for peer companies with Standard Industrial Classification Code 5122, drugs and proprietary wholesale (weighting the returns of these peer companies based on stock market capitalization). The peer companies selected by the Company are Akorn, Inc.; Allou Health & Beauty Care, Inc.; Bindley Western Industries, Inc.; Cardinal Health, Inc.; Choice Drug Systems, Inc.; D & K Wholesale Drug, Inc.; Herbalife International, Inc.; McKesson Corporation; Moore Medical Corporation; FoxMeyer Health Corporation (formerly known as National Intergroup, Inc.); Mark Solutions (formerly known as Showcase Cosmetics); and Tristar Corporation. Cumulative total shareowner return (on an assumed initial investment of $100 at August 31, 1990), as determined at the end of the Company's fiscal year, reflects the change in stock price, assuming reinvestment of dividends for the five years and one month ended September 30, 1995. As previously indicated, the Company changed its fiscal year-end during fiscal 1994 from August 31 to September 30.

                                                  Self-Deter-    CRSP Index for
       Measurement Period          Bergen         mined Peer       NYSE Stock
      (Fiscal Year Covered)     Brunswig Corp.      Group            Market
      ---------------------     --------------   ------------    --------------
           08/31/90               100.0            100.0            100.0
           08/30/91               119.7            137.9            127.0
           08/31/92               107.9            134.6            137.7
           08/31/93               100.2            169.0            160.6
           09/30/94                96.5            282.1            164.0
           09/30/95               135.5            365.4            208.8

                   -------------------------------------------------------------

                   CERTAIN TRANSACTIONS

                   In April 1990, the Board approved an unfunded deferred compensation loan program available to the executive officers of the Company (the "Executive Loan Program") for the purpose of providing them with an incentive to remain with the Company. Under this program, loans are available to all executive officers of the Company, except those who are also members of the Board. Each outstanding loan matures upon the officer's termination of employment unless extended by the Board, and is evidenced by a secured promissory note in the principal amount of the loan which bears no interest. An executive officer may borrow up to 125% of his or her annual salary then in effect upon the date of request. The value of collateral securing the loan must equal at least 125% of the principal loan amount. Although no interest is charged by the Company to the employee, the employee is deemed by the Internal Revenue Service to have compensation in the amount of interest calculated according to a formula prescribed by the Internal Revenue Service. The employee is also deemed to have paid interest in a like amount to the Company. The Company has the right at any time to amend, modify or terminate this program but is limited in terminating or modifying outstanding loans.

                   In addition to the above loans, the Board has approved making loans to other key employees under terms similar to the Executive Loan Program and the principal amount of these loans outstanding as of September 30, 1995, to Messrs. Martini and Steffensen were $1,400,000 and $481,250, respectively; and, the Board has approved the making of a loan to Mr. Roden in an amount up to $500,000, but no funds have been advanced yet in respect of such authorization. The loans to Messrs. Dimick (at the time made), Sawdei and Steele were made pursuant to the Executive Loan Program and are in the amounts of $281,250, $200,000 and $200,000, respectively. Such amounts represent the largest aggregate amount of each executive officer's indebtedness during the Company's last fiscal year. In the event of a change in control (as defined in the promissory notes for the applicable loans or, in the case of Mr. Roden, the loan that may be made), the indebtedness to the Company of Messrs. Martini, Dimick, Roden, Sawdei and Steele would be deemed forgiven.

                   The Company entered into a life insurance plan for Mr. Martini in 1985. Under this insurance plan, the Company pays the premiums on certain life insurance policies which provide him (or his assignees) with a death benefit of $1,400,000 and which may provide certain alternative benefits in the event of a lifetime surrender of the policy. The Company expects to maintain this policy in force until his 75th birthday, whether he is employed by the Company or has retired.

              ------------------------------------------------------------------

              2. SHAREOWNER PROPOSAL REGARDING THE ELECTION OF DIRECTORS BY CLASSES (Item 2 on Proxy Card)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   The Company has been advised that Mr. Kenneth Steiner, 14 Stoner Avenue, Suite 2-M, Great Neck, New York 11021, the owner of 600 shares of Common Stock, intends to introduce the proposal set forth below for consideration and action by the shareowners at the Annual Meeting. Mr. Steiner's proposal and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below:

SHAREOWNER              "RESOLVED, that the stockholders of the Company request
PROPOSAL AND            that the Board of Directors take the necessary steps, in
STATEMENT               accordance with state law, to declassify the Board of
                        Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

                                          SUPPORTING STATEMENT

                        "The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

                        The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

                        The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

                        I am a founding member of the Investors Rights Association of America and I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

                        I urge your support, vote for this resolution."

THE                THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE
COMPANY'S          FOREGOING SHAREOWNER PROPOSAL
STATEMENT
                   The Board believes that the reasons for supporting a classified Board are as valid today as when originally adopted.

                   First, classification helps the Board maintain a greater continuity of experience since the majority of directors at any given time will have experience with the business affairs and operations of the Company. This permits more effective long-term strategic planning. A classified board also helps the Company to attract and retain prominent and well-qualified individuals who are able to commit the time and resources to understand the Company and its operations. Continuity and quality of leadership resulting from the classified board create long-term value for the shareowners of the Company.

                   Second, a classified board reduces the possibility of a sudden change in majority control of the board. In the event of a hostile takeover attempt, the fact that approximately one-third of the directors have terms of more than one year would encourage a person seeking control of the Company to initiate arms'-length discussions with management and the Board, who are in a position to negotiate a transaction that is most favorable to the shareowners of the Company.

                   The Board believes that a classified board continues to benefit the Company and its shareowners and those with whom the Company does business by permitting all to rely on the consistency and continuity of corporate policy. At the same time, annual elections, in which a third of the Board is elected each year, offer shareowners a regular opportunity to renew and reinvigorate corporate decision-making while maintaining the basic integrity of corporate policy year to year for the benefit of all who rely on it.

                   ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING SHAREOWNER PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless shareowners specify otherwise.

              ------------------------------------------------------------------

              3. SHAREOWNER PROPOSAL REGARDING COMPENSATION OF NON-EMPLOYEE DIRECTORS (Item 3 on Proxy Card)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              The Company has been advised that Mr. William Steiner, 4 Radcliffe Drive, Great Neck, New York 11024, the owner of 1,919 shares of Common Stock, intends to introduce the proposal set forth below for consideration and action by the shareowners at the Annual Meeting. Mr. Steiner's proposal and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below:

SHAREOWNER              "RESOLVED, that the shareholders recommend that the
PROPOSAL AND            Board of Directors take the necessary steps to ensure
STATEMENT               that from here forward all non-employee directors should
                        receive a minimum of fifty percent of their total compensation in the form of company common stock which cannot be sold for three years."

                                       SUPPORTING STATEMENT

                        "A significant equity ownership by outside directors is probably the best motivator for enhancing shareholder value and facilitating identification with shareholders.

                        Traditionally, outside directors, sometimes selected by management, were routinely compensated with a fixed fee, regardless of corporate performance. In today's competitive global economy, outside directors must exercise a critical oversight of management's performance in furthering corporate profitability. All too often, outside directors' oversight has been too relaxed and their actions were too late to effect any meaningful change.

                        Corporate America has too many examples of company assets being eroded on an extended series of strategic errors. Meanwhile, Boards of Directors stood by and passively allowed serious problems to develop.

                        When compensation is in company stock, there is a greater likelihood that outside directors will be more vigilant in protecting their own as well as corporate and shareholder interests.

                        What is being recommended in this proposal is neither novel nor untried. A number of corporations have already established versions of such practices, namely, Scott Paper, The Travelers, Hartford Steam Boiler and Alexander & Alexander.

                        Robert B. Stobough, Professor of Business Administration at the Harvard Business School did a series of studies comparing highly successful to poorly performing companies. He found that outside directors in the better performing companies had significantly larger holdings of company stock than outside directors in the more mediocre and poorly performing companies.

                        It can be argued that awarding stock options to outside directors accomplishes the same purpose of insuring directors' allegiance to a company's profitability as paying them exclusively in stock. However, it is our contention that stock options are rewarding on the upside but offer no penalties on the downside while shareholders bear the full downside risks. There are few strategies that are more likely to cement outside directors with shareholder interests and company profitability than one which results in their sharing the same bottom line. Directors, like common stockholders, should sacrifice and invest their own money and get their stock at prevailing market prices."

THE                THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE
COMPANY'S          FOREGOING SHAREOWNER PROPOSAL
STATEMENT
                   The Company's Board shares the proponent's belief in the importance of incentive-based compensation for directors. The
                   Board also believes that directors should have a financial stake in the Company. Indeed, as indicated by the table on page 9, which sets forth the ownership of the Company's
                   Common Stock by management, all of the Company's current non-employee directors are beneficial owners of Common Stock.

                   In addition, the Company's 1989 Stock Incentive Plan, as amended, provides for an initial option grant to non-employee directors upon their being elected, and then annual grants thereafter if, and only if, the Company attains certain financial results. The options do not become exercisable until one year after grant, and then only in percentage increments over several years. The options have restricted transferability and thus provide long-term incentive, consistent with continuity in service on the Board. The proposal to pay non-employee directors partly in shares of Common Stock with a three-year restriction provides no advantage over the options, which require three years to become fully exercisable.

                   The Board believes the existing director compensation structure offers directors the flexibility to balance stock-related and cash compensation in a manner compatible with their individual circumstances. The directors and the Compensation/Stock Option Committee periodically review the compensation of the Company's non-employee directors and ensure that it remains consistent with industry standards and continues to be fair and appropriate in light of the obligations and responsibilities of corporate directors. The Board believes these goals are being met and no changes are required at this time.

                   ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING SHAREOWNER PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless shareowners specify otherwise.

                   -------------------------------------------------------------

              4.   OTHER MATTERS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   At the time this Proxy Statement was published, the Board knew of no other matters constituting a proper subject for action by the shareowners which would be presented at the meeting. However, if any matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares represented by said proxies in accordance with their judgment on such matters.

                   -------------------------------------------------------------

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                   Under Article VII of the Company's Restated Certificate of Incorporation ("Restated Certificate"), every person who is or was a director, officer, employee or agent of the Company and the legal representative of such a person is entitled to receive indemnification from the Company to the fullest extent permitted by law. Under New Jersey law, directors and officers may be indemnified in certain situations, subject to the Company's having taken certain actions and the directors and officers having met certain specified standards of conduct. In 1986, the Company entered into individual agreements (collectively, the "Indemnity Agreement") to indemnify each of its directors against liabilities and defense costs to the extent that such directors would have been insured under the director and officer liability insurance policies which were in effect on December 31, 1984 (the "1984 Policy"). The Company believes that the coverage addresses liabilities arising under ERISA, securities and antitrust laws. The obligation of the Company to indemnify a director under the Indemnity Agreement is limited to $30 million, in the aggregate, the maximum coverage available under the 1984 Policy. However, the Indemnity Agreement does not limit a director's right to recover in excess of such $30 million maximum from the Company if the director is otherwise entitled to statutory indemnification. The Indemnity Agreement was ratified by the shareowners at the December 1986 Annual Meeting.

                   -------------------------------------------------------------

                   INDEPENDENT ACCOUNTANTS

                   The Company's financial statements have been examined by Deloitte & Touche LLP , independent certified public accountants. The selection of these independent accountants for the current fiscal year has been made by the Board upon the recommendation of the Audit Committee. As in the past, a representative of Deloitte & Touche LLP, is expected to be present at the meeting and such representative will have the opportunity to make a statement and respond to appropriate questions.

                   -------------------------------------------------------------

                   SHAREOWNER PROPOSALS

                   All proposals that shareowners desire to submit for consideration by the shareowners and for inclusion in the Company's Proxy Statement for presentation at the January 1997 Annual Meeting must be received by the Company no later than August 12, 1996.

                   -------------------------------------------------------------
                   COST AND METHOD OF SOLICITATION

                   The entire expense of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, the form of proxy, and the cost of soliciting proxies relating to the meeting will be borne by the Company. The Company has engaged Georgeson & Co., Inc., a firm of professional proxy solicitors, to solicit proxies in favor of the election of the nominees described above for election as directors and in opposition to the two shareowner proposals. The Company anticipates that the fees it will incur for this service will be approximately $11,000, plus reasonable expenses and disbursements. In addition to such solicitation and the solicitation made hereby, proxies may be solicited by the officers, directors and other regular employees of the Company by telephone, telegraph, or personal solicitation and no additional compensation will be paid to such individuals. Upon request from a record holder who is a broker, dealer, bank, voting trustee or their nominee, the Company shall reimburse such record holders for their reasonable expenses in forwarding proxy material to their principals.

                                                    By order of the Board of
                                                           Directors,

                                                        MILAN A. SAWDEI
                                                   --------------------------
                                                        Milan A. Sawdei
                                                   Executive Vice President,
                                                    Chief Legal Officer and
                                                           Secretary

                   December 14, 1995

                   A copy of the annual report for the fiscal year ended September 30, 1995, including financial statements, is included herewith. Such report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitations are to be made.

                   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES CERTAIN ADDITIONAL INFORMATION CONCERNING THE COMPANY AND ITS MANAGEMENT, IS AVAILABLE WITHOUT CHARGE TO SHAREOWNERS UPON WRITTEN REQUEST DIRECTED TO LISA RIORDAN, SHAREOWNER RELATIONS, 4000 METROPOLITAN DRIVE, ORANGE, CALIFORNIA 92668.

                      [LOGO] BERGEN BRUNSWIG CORPORATION

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
              THE ANNUAL MEETING OF SHAREOWNERS JANUARY 25, 1996

The undersigned hereby appoints Charles C. Edwards, Francis G. Rodgers and Charles J. Lee, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareowners of the Company to be held on January 25, 1996, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:


     (THIS PROXY CARD CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)

------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE







--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.
    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
                  DIRECTORS AND AGAINST ITEMS 2 AND 3 BELOW.


1.  Election of four directors to Class II          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS BELOW.
    and two directors to Class I.                   NOMINEES: Jose E. Blanco, Sr., Neil F. Dimick, Charles J. Lee, George R. Liddle,
                                                              George E. Reinhardt, Jr. and Donald R. Roden
    FOR all moninees           WITHHOLD             (INSTRUCTION:  To withhold authority for any particular nominee, write such
   listed to the right         AUTHORITY                           nominee(s) name on the line below.)
    (except as marked        to vote for the
     to the contrary         nominees listed         ______________________________________________________________________________

           / /                    / /

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 2 AND 3 BELOW.

2.  Shareowner Proposal No. 2 on declass-        3.  Shareowner Proposal No. 3 on com-
    ification of Board of Directors                  pensation of non-employee Directors

        FOR     AGAINST     ABSTAIN                  FOR     AGAINST     ABSTAIN         Dated ____________________________, 199___

        / /      / /          / /                    / /      / /          / /           __________________________________________
                                                                                                          (Signed)

                                                                                         __________________________________________
                                                                                                           (Signed)

                                                                                         Please sign exactly as your name appears
                                                                                         below. Give full title if an Attorney,
                                                                                         Executor, Administrator, Trustee, Guardian,
                                                                                         etc. For an account in the name of two or
                                                                                         more persons, each should sign. If a
                                                                                         Corporation, please sign in full corporate
                                                                                         name by President or other authorized
                                                                                         officer. If a partnership, please sign in
                                                                                         partnership name by authorized person.

                                                                                         PLEASE SIGN THIS PROXY AND RETURN IT
                                                                                         PROMPTLY WHETHER OR NOT YOU EXPECT TO
                                                                                         ATTEND THIS MEETING. YOU MAY NEVERTHELESS
                                                                                         VOTE IN PERSON IF YOU DO ATTEND.

-----------------------------------------------------------------------------------------------------------------------------------
                             FOLD AND DETACH HERE